As filed with the Securities and Exchange Commission on June 9, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TCG BDC, INC.

(Exact name of registrant as specified in its charter)

Maryland	80-0789789
(State of incorporation or organization)	(IRS Employer Identification No.)

520 Madison Avenue, 40th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-218114

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the shares of common stock, par value $0.01 per share (the “Common Stock”), of TCG BDC, Inc. (the “Company”) contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2017 (Registration No. 333-218114), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2017	TCG BDC, INC.

	By:	/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Chief Operating Officer